UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 8, 2022
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01	Regulation FD Disclosure

On August 8, 2022, Uranium Energy Corp. (the “Company” or “UEC”) issued a joint news release with UEX Corporation (“UEX”) to announce that they have entered into an amending agreement (the “Amending Agreement”) to the previously announced arrangement agreement dated June 13, 2022, as amended June 23, 2022, among UEX, UEC and the UEC 2022 Acquisition Corp., pursuant to which UEC will acquire all of the issued and outstanding common shares of UEX (the “UEX Shares”) by way of a statutory plan of arrangement (the “Arrangement”) under the Canada Business Corporations Act (the “Transaction”).

Under the terms of the Amending Agreement, holders of UEX Shares (“UEX Shareholders”) will now receive 0.0890 of one common share of UEC (a “UEC Share”) for each UEX Share held, implying consideration of approximately C$0.49 per UEX Share based on the closing price of UEX Shares and UEC Shares on the Toronto Stock Exchange and the NYSE American Exchange, respectively, and the spot exchange rate as of August 5, 2022. The Amending Agreement also increases the termination fee (to be paid by UEX to UEC if the Transaction is terminated in certain specified circumstances) by 7%, which is an increase proportional to the percentage increase in the offered exchange ratio under the Amending Agreement. Other than the foregoing, the terms of the Transaction remain unamended.

Amir Adnani, President and CEO of UEC, commented: “We are pleased to have come to an agreement with UEX and look forward to completing this Transaction following the UEX Shareholder vote tomorrow. As mentioned previously, the acquisition is expected to double UEC’s uranium resources1 at only 14.2% dilution to existing UEC Shareholders. Completion of this Transaction will create the largest, diversified North American focused uranium company with 100% unhedged production. Roger Lemaitre and the UEX team have done a remarkable job assembling and advancing a highly prospective portfolio and UEC is looking forward to working with their experienced Canadian team to unlock additional value for shareholders.”

Roger Lemaitre, President and CEO of UEX, commented: “We look forward to tomorrow’s Meeting where shareholders will have the opportunity to vote on the amended UEC-UEX arrangement. We believe the combined companies will become the ‘go-to’ name in the uranium industry. The combined company would be unique, possessing a strong balance sheet, near-term production capacity at the Wyoming and Texas Hubs, a solid long-term uranium production pipeline, the ability to continue to grow its resource base through continued exploration in the Athabasca Basin and its U.S. properties, and the opportunity to extract additional value by holding one of the largest property portfolios in the industry.”

The terms of the Amending Agreement were agreed following receipt by UEX of a competing acquisition proposal on July 28, 2022 for all of the issued and outstanding UEX Shares.

1 Subject to the completion of technical report summaries by UEC following closing of the proposed acquisition of UEX.

Board of Directors’ Recommendations

The Amending Agreement has been unanimously approved by the Board of Directors of UEX who continue to recommend that UEX Shareholders and holders of options and restricted share units of UEX (collectively, the “UEX Securityholders”) vote in favour of the Transaction. The Amending Agreement has also been unanimously approved by the Board of Directors of UEC.

Transaction Conditions and Timing

Full details of the Transaction are included in the management information circular of UEX dated July 8, 2022 (the "Circular"). The Transaction will be subject to the approval of at least (i) 66 2/3% of the votes cast by UEX Shareholders, and (ii) 66 2/3% of the votes cast by UEX Securityholders, voting together as a single class, at the special meeting of UEX Securityholders which will continue to be held on Tuesday, August 9, 2022, at 10:00 a.m. (Vancouver time) at the Metropolitan Hotel, 645 Howe Street, Vancouver, British Columbia (the “Meeting”).

If the UEX Securityholders approve the Arrangement at the Meeting, it is currently anticipated that the Arrangement will be completed in by mid-August, subject to obtaining court approval, stock exchange approval and certain required regulatory approvals, as well as the satisfaction or waiver of other conditions contained in the Arrangement Agreement.

On completion of the Arrangement, former UEX Shareholders are expected to hold approximately 14.2% of the outstanding UEC Shares (based on the issued and outstanding UEC Shares as of the date hereof).

None of the securities to be issued pursuant to the Transaction have been or will be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, and any securities issuable in the Transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the U.S. Securities Act and applicable exemptions under state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

UEX Securityholders who have questions regarding the Transaction should contact Laurel Hill Advisory Group by telephone at 1-877-452-7184 (North American Toll Free) or 1-416-304-0211 (Outside North America), or by email at assistance@laurelhill.com.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro forma Financial Information

Not applicable.

(c)	Shell Company Transaction

Not applicable.

(d)	Exhibits

Exhibit	Description
99.1	News Release dated August 8, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: August 8, 2022.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer